POWER OF ATTORNEY

Know all by these presents, that the undersigned

hereby constitutes and appoints each of Todd W. Herrick, James S.

Nicholson, and Daryl P. McDonald, and signing singly, the

undersigned’s true and lawful attorney-in-fact to:

(1)
execute
for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Tecumseh Products Company, a Michigan corporation (the "Company"), Forms 3, 4, and 5 in accordance with Section
16(a) of the Securities Exchange Act of 1934 and the rules thereunder;


(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form
3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such forms with the United States
Securities and Exchange
Commission and any applicable stock exchange or similar authority, including obtaining identification numbers for electronic filing; and


(3) take any other action of any type
whatsoever in connection with the
foregoing which, in the opinion of such
attorney-in-fact, may be of benefit
to, in the best interest of, or
legally required on the art of, the
undersigned, it being understood that
the documents executed by such
attorney-in-fact on behalf of the
undersigned pursuant to this Power of
Attorney shall be in such form and
shall contain such terms and conditions
as such attorney-in-fact may
approve in such attorney-in-fact’s discretion.

The
undersigned hereby grants to each such
attorney-in-fact full power and
authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.


This Power of Attorney shall remain
in full force and effect until the
undersigned is no longer required to
file Forms 3, 4, and 5 with respect
to the undersigned’s holdings of
and transactions in securities
issued by the Company, unless earlier
revoked by the undersigned in a
signed writing delivered to the foregoing attorneys-in-fact.

IN
WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 9th day of January, 2006.




					/s/ Eric L.
Stolzenberg
					Eric L. Stolzenberg

STATE OF
MICHIGAN		)

				): ss.
COUNTY OF LENAWEE		)

On this 9th  day of
January,
2006, before me, a Notary Public in and for said County, personally appeared Eric L. Stolzenberg, to me personally known, who, being by me first duly sworn, did say that he is the person named in and who executed the within instrument, and said Eric L. Stolzenberg acknowledged said instrument to be his free act and deed.

				    /s/ Patricia G.

Walsh
						  Patricia G. Walsh
				Notary Public
				Lenawee
County,
Michigan
				My commission expires: June 16, 2007